Exhibit 12.2

CERTIFICATION

I, Johnny Cheng, certify that:

1.    I have reviewed this Amendment No. 2 to the annual report (the “Report”) on Form 20-F of Hutchison China MediTech Limited (the “Company”); and

2.    Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: May 30, 2019

By:	/s/ Johnny Cheng
Name:	Johnny Cheng
Title:	Chief Financial Officer